BUSINESS CONSULTANT SERVICES AGREEMENT

THIS AGREEMENT is made as of the 1st day of October, 2007

BETWEEN:

ALASKA PACIFIC ENERGY CORPORATION
a company operating pursuant to the laws
of the State of Nevada with a mailing address of
#76- 250 H Street, Blaine, WA 98230
(the "Company")

OF THE FIRST PART

AND:

Geoffrey J. Armstrong
KOUZELNE MESTO LTD.
a company operating pursuant to the laws
of the Czech Republic with a mailing address of
Sokolovska 27/93, Prague 8, Czech Republic 186 00
(the "Consultant")

OF THE SECOND PART

WHEREAS

A. The Company is engaging the Consultant to provide the services contemplated by this Agreement.

B. The Consultant has agreed to provide the services on the terms and subject to the conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. Consultant Services

The Company hereby retains the Consultant Mr. Geoffrey Armstrong, through his company, Kouzelne Mesto Ltd., a company legally incorporated in the Czech Republic, to act as the Administrative Manager to the Company and the Consultant hereby accepts and agrees to such retention. The Consultant, in his capacity as the Administrative Manager of the Company, will assist the Chief Executive Officer of the Company in the day-to-day public, legal and regulatory administration of the business of the Company. In addition, the Consultant will have and perform such other duties as are customarily performed by one holding such position in other businesses or enterprises that are the same as or similar to that engaged in by the Company, and will have and perform such unrelated duties and services as may be assigned to him from time to time by the Board of Directors or the Chief Executive Officer of the Company. The Consultant agrees to abide by the Company policies and procedures established from time to time by the Company.

The exact nature of the duties of the Consultant is more fully outlined and defined in a formal job description between the Company and the Consultant, copies of which, as amended from time to time, will be attached hereto as APPENDIX A, and incorporated herein by this reference. The Consultant will accept from the Company, as full compensation for his services, the compensation in the form of cash and stock as provided in Section 2 and Section 3 below.

The Consultant will not engage in any activity that will interfere or conflict with the Consultant"s duties and responsibilities to the Company or that interfere or conflict with the business and objectives of the Company.

The Consultant will not make any misrepresentation of the Company or its business, operations or financial condition to any party in the performance of the services required by this Agreement.

2. Monthly Fee

The Consultant will be paid a monthly fee in cash based on the rate of $18,000 per annum, payable in installments of $1,500 per month for the services to be provided in accordance with this Agreement as follows:

(a) $1,500.00 Dollars per month in United States funds for a maximum of 12 months from the Commencement Date hereinafter contemplated.

(b) The Consultant Fee will be paid on the first (1st) day of each month for the provision of said services. The first payment shall commence on October 1, 2007.

3. Additional Compensation

The Company will issue to the Consultant's company, Kouzelne Mesto Ltd., 1,000,000 common shares of the Company's stock, hereafter ("Consultant Shares"). The Consultant Shares will be issued as at October 1, 2007 and the certificate(s) representing these shares shall bear a restrictive legend pursuant to Rule 144 of the Securities and Exchange Act of 1933.

The restrictive legend shall read as follows:

"The shares represented by this certificate have been acquired pursuant to a transaction affected in reliance upon the Securities and Exchange Act of 1933, and have not been the subject of a Registration Statement under the Securities Act of 1933, as amended (the "Act"), or any state securities act. These securities may not be sold or otherwise transferred in the absence of such registration or applicable exemption under the Act or any applicable state securities act, or unless sold pursuant to Rule 144 under the Act."

4. Expenses

The Consultant will be paid for all expenses and other disbursements to be reasonably incurred on behalf of the Company in providing the services incurred in accordance with this Agreement, including, mailing, and long distance telephone costs, travel expenses if required, other communication costs and

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other sundry expenses incurred in the ordinary course of business. The Consultant will not incur any expense in excess of One Hundred ($100.00) Dollars without the prior written consent of the Company. Upon receipt of the Consultant's expense reports with supporting receipts, the Consultant will be reimbursed for those disbursements reasonably made on behalf of the Company within seven (7) business days of receipt of the expense report.

5. No Employment Relationship

The Consultant will at all times be an independent contractor and the Consultant will not be deemed to be an employee of the Company. The Consultant will be responsible for payment of any income taxes, source deductions, withholding taxes, fringe benefits, insurance and similar items resulting from the payment of the Consultant Fee.

6. Reporting Procedure

The Consultant will take directions from the President of the Company or his designee as to its functions and methods of implementation to perform to achieve the corporate goals.

7. Term

This the cash compensation portion of this Agreement will terminate on July 31, 2008. However, the Consultant understands and confirms that he will continue to provide full services as described herein until such time that the Company achieves a listing for trading in the Company's shares on a United States Public Market.

On termination of this Agreement for any reason, all rights and obligations of each party that are expressly stated to survive termination or continue after termination will survive termination and continue in full force and effect as contemplated in this Agreement.

8. Confidential Information

Except as contemplated by this Agreement, the Consultant agrees not to disclose to any person any confidential information concerning the business or affairs of the Company which the Consultant may have acquired in the course of or incidental to providing the services required by this Agreement and the Consultant will not directly or indirectly use (whether for its own benefit or the detriment or intended detriment of the Company) any confidential information it may acquire with respect to the business and affairs of the Company. All obligations with respect to confidential information will survive termination.

The Consultant will coordinate with the President of the Company or his designee as to the information regarding the business and affairs of the Company that may be disclosed by the Consultant in the provision of the services required by this Agreement. The Consultant will not disclose any more information than that approved by the President of the Company or his designee.

9. General Provisions

(i) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada.

(ii) This Agreement shall enure to the benefit of, and be binding upon, the parties hereto and their respective heirs, executors, administrators, successors and assigns. This Agreement is not assignable by the Consultant without the prior written consent of the Company, which consent may not be unreasonably withheld.

(iii) Time shall be of the essence of this Agreement.

(v) This Agreement constitutes the entire Agreement between the parties hereto and there are no representations, warranties, terms or conditions, expressed or implied, statutory or otherwise and no agreements collateral hereto other than or expressly set forth or referred to herein.

IN WITNESS WHEREOF, the Company and the Consultant have executed this Agreement all as of the day and year first above written.

ALASKA PACIFIC ENERGY CORPORATION

by its authorised signatory:

____
Authorised Signatory

James R. King
Name of Authorized Signatory

President and Director
Position of Authorized Signatory

THE CONSULTANT

____
GEOFFREY J ARMSTRONG, President
On Behalf of Kouzelne Mesto Ltd.

APPENDIX A

Geoffrey Armstrong
Administrative Manager

DESCRIPTION OF DUTIES and JOB TITLE

During the term of this Agreement the Consultant agrees to devote his best efforts to perform all duties as will be determined by and at the reasonable discretion of the Company's Board of Directors, and is charged with the responsibilities, duties and functions necessary to assist the Company to meet all of its obligations.

The Consultant job title is Administrative Manager. The Consultant will report to the Board and his main duties will be:

1. The preparation of and assistance with the preparation of all internal corporate documents including corporate resolutions, minutes, changes and amendments to corporate documents as required;

2. The preparation of and assistance with the preparation of all required legal and regulatory documents including but not limited to: disclosure statements and agreements, subscription agreements, federal, state and regulatory filing documents including such Registration Statement(s) as required;

3. To assist the Company with the preparation of all required responses resulting from the filing of any of the aforesaid documents and the preparation or assistance with the preparation of any and all required amendments to the aforesaid documents;

4. To oversee the proper maintenance of all required legal and regulatory filings related to the foregoing documents;

5. Assist with the preparation and filing of additional SEC required forms including, but not limited to: Form 10K (Annual Report), Form 10Q (Quarterly Report), Form 8-K (Required report on current event) and Form D (Notice of Sales of Unregistered Securities);

6. To act as liaison with corporate attorneys and auditors on behalf of the Company;

7. To maintain or assist the Company with the proper maintenance of all Company files;

To perform any additional duties and responsibilities for the Company at the reasonable instruction of the President of the Company or his designee, provided that such additional duties and responsibilities are within the scope of services contemplated herein.

____
Geoffrey Armstrong
President, Kouzelne Mesto Ltd.